Exhibit 99.1

ASX RELEASE

Merger Timetable

SYDNEY, Australia and Bellevue, Washington. – 4 August 2023 – Limeade (ASX: LME, or the Company), or the Company), an immersive employee well-being company that creates healthy employee experiences, refers to the upcoming special meeting of shareholders to be held at 10.00 am on 8 August 2023 (AEST) to vote on the merger proposal by WebMD Health Corp (Merger).

Limeade expects its CDIs to enter into a trading halt for the duration of the special meeting of shareholders.

If the Merger is approved, Limeade will immediately request ASX to suspend trading of Limeade CDIs, so that no trading of Limeade CDIs occurs on or after 8 August 2023, and expects the Merger to be implemented according to the timetable set out below.

If the Merger is not approved, Limeade will request ASX to lift its trading halt.

Date	Event
8 August 2023	If the Merger is approved, Limeade CDIs to be suspended from trading.
10 August 2023	Articles of Merger to be filed with the Secretary of State of the State of Washington, to be effective on or before 9:00 am AEST (Effective Time), which results in the consummation/completion of the Merger.

Holders on the register as at the Effective Time will be entitled to the merger consideration.
10 August 2023	Limeade to seek delisting of its CDIs from ASX, effective by close of business on 10 August 2023 (or such other date as advised by ASX).
14 August 2023	Merger consideration paid to Shareholders and CDI Holders.

These dates and times are indicative only and, among other things, are subject to the satisfaction or waiver (where capable of waiver) of the closing conditions to the Merger. Any variation to these dates and times will be announced to ASX.

This release dated 4 August 2023 has been authorised for lodgement to ASX by Sarah Visbeek and lodged by Mr Danny Davies the Limeade ASX Representative.

– ENDS –

Contact Information

Company	Investor Relations / Media (AU)	Media (US)
Mr Henry Albrecht	Dr Thomas Duthy	Ms Amanda Lasko
Chief Executive Officer	Nemean Group for Limeade	Marketing Director
henry.albrecht@limeade.com	thomas.duthy@limeade.com	amanada.lasko@limeade.com
+1 425 908 0216	+61 402 493 727	+1 206 227 6907

To subscribe to the Limeade Email Alert Service please visit: https://investors.limeade.com/subscriptions/

About Limeade
Limeade is an employee experience software company that helps build great places to work. The Limeade platform unifies employee well-being, engagement and inclusion solutions with robust communications capabilities. Recognized for its own award-winning culture, Limeade helps every employee know their company cares. To learn more, visit visit www.limeade.com.
Limeade, Inc. | ARBN 637 017 602 | 10885 NE 4th Street - Suite 400 - Bellevue - WA 98004

Limeade, Inc. Australian Registered Business Number 637 017 602, a public limited company registered under the Washington Business Corporation Act (UBI Number: 602 588 317).

Additional Information and Where to Find It:
This communication relates to the proposed merger (the “Merger”) of Limeade, Inc. (the “Company”) with a wholly-owned subsidiary of WebMD Health Corp. (“WebMD”). In connection with the proposed Merger, the Company filed a definitive proxy statement and other documents related to the proposed Merger, including a form of proxy, with the Securities and Exchange Commission (the “SEC”) on July 10, 2023 (Pacific Time) and will file or furnish other relevant materials with the SEC. The definitive proxy statement and a form of proxy were first mailed or otherwise furnished to the shareholders of the Company on July 10, 2023 (Pacific Time). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and shareholders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.limeade.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail to Limeade, Inc., Attention: Secretary, 10885 NE 4th Street, Suite #400, Bellevue, WA 98004, or by telephone at 1-888-830-9830.

Participants in the Solicitation

The Company, WebMD and certain of their respective directors, executive officers, certain other members of management and employees of the Company and WebMD and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, as filed with the SEC on May 1, 2023. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the proxy statement with respect to the proposed Merger the Company filed with the SEC and furnished to the Company’s shareholders.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding the proposed Merger and the ability to consummate the proposed Merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain shareholder approval as required for the proposed Merger; (2) the conditions to the closing of the proposed Merger may not be satisfied; (3) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee by the Company to the buyer; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (5) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed Merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed
Limeade, Inc. | ARBN 637 017 602 | 10885 NE 4th Street - Suite 400 - Bellevue - WA 98004

Merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals after the date of the Merger Agreement; and (13) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s shareholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

Limeade, Inc. | ARBN 637 017 602 | 10885 NE 4th Street - Suite 400 - Bellevue - WA 98004